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                                                                    Exhibit 5.3

LOUIS H. DIAMOND
(202) 452-7950
diamondlh@silmul.bipc.com





                                 March 21, 2003


Alion Science and Technology Corporation
1750 Tysons Boulevard
Suite 1300
McLean, VA  22102

         RE: ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN AS A TAX EXEMPT EMPLOYEE STOCK OWNERSHIP PLAN UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 AS AMENDED (ERISA) AND THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Ladies and Gentlemen:

         We have served as counsel to Alion Science and Technology Corporation (hereinafter referred to as the "Corporation") and the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (hereinafter referred to as the "Plan") which was established by the Corporation. This opinion is intended to supplement our opinion dated December 20, 2002, a copy of which is attached hereto as Exhibit A, and is limited to the First Amendment to the Plan, a copy of which is attached hereto as Exhibit B.

ASSUMPTIONS

         The opinion set forth herein is based on, and we have relied upon the accuracy of certain stated factual assumptions which we have made with your permission. We are not aware of any facts that would make these assumptions or representations untrue. These factual assumptions the validity of which are not properly the subject of a legal opinion, and on which we therefore express no opinion, are as follows:

         1. On March 20, 2003, the Corporation adopted the First Amendment to the Plan by appropriate corporate resolutions to make technical changes to the Plan document.



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                                                                    June 4, 2002
                                                                      Page - 3 -


         2. The Corporation is applying for a determination letter from the Internal Revenue Service (IRS) to the effect that the Plan, including the First Amendment and the Original Trust, the Non ESOP Trust, and the New Trust (collectively, the "Trusts") will qualify and be exempt from tax under the referenced Code sections, and the Corporation will timely adopt any retroactive amendments to the Plan, including the First Amendment, and the Trusts which may be required as a condition to issuing such a favorable determination letter.

         3. The Plan, including the First Amendment, and the Trusts have, at all times, been operated in accordance with their terms and applicable law.

OPINIONS

         The law covered by the opinions expressed herein is limited to the Federal laws of the United States of America. Based upon the foregoing and subject to the exceptions, qualifications and limitations set forth herein and in the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) (the Accord), we are of the opinion that:

         1. At all times since formation, the Plan including the First Amendment thereto, and the Trusts, in form, satisfy the applicable provisions of ERISA and the provisions applicable to a qualified plan and trust under Sections 401(a) and 501(a) of the Code and to an "employee stock ownership plan" under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, as described herein.


DISCUSSION

         PLAN QUALIFICATION

         The Plan and the First Amendment to the Plan were established pursuant to appropriate corporate resolutions. The provisions of the Plan, including the First Amendment thereto, and the Trusts satisfy, in all material respects, the applicable provisions of ERISA and the provisions applicable to a qualified plan under Sections 401(a) and 501(a) of the Code and to an "employee stock ownership plan" under Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. We note that the Corporation has agreed to apply for a determination letter from the Internal Revenue Service (IRS) to the effect that the Plan and the Trusts will qualify and be exempt from tax under the referenced Code sections, and we assume for purposes of this opinion, the Corporation will timely adopt any retroactive amendments to the Plan and the Trusts which may be required as a condition to issuing such a favorable determination letter.

         Upon such timely application and adoption, and receipt of such determination letter, the Plan, including the First Amendment, and the Trusts will qualify and be exempt from taxation under the referenced Code sections retroactively as of their effective dates. Except as otherwise stated herein, no opinion is rendered herein with respect to compliance by the Plan and the Trusts as to its operations with the requirements of the Code or ERISA, however, we are not aware of any facts which would make the operations of the Plan and the Trusts non-compliant.



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                                                                    June 4, 2002
                                                                      Page - 3 -



         This opinion is governed by, and shall be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith.


                                        Sincerely,

                                        SILVERSTEIN AND MULLENS,
                                        A DIVISION OF BUCHANAN INGERSOLL, P.C.


                                        /s/ LOUIS H. DIAMOND
                                        Louis H. Diamond, Stockholder

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                                    EXHIBIT A



                                December 20, 2002

State Street Bank & Trust
Batterymarch Park III
Three Pine Hill Drive
Quincy, MA 02169


         RE: OPINION DATED DECEMBER 20, 2002, TO ALION SCIENCE AND TECHNOLOGY CORPORATION, A DELAWARE CORPORATION

Ladies and Gentlemen:

         You are authorized to rely upon the above-identified opinion as if you were one of the named addressees.


                                        Sincerely,

                                        SILVERSTEIN AND MULLENS,
                                        A DIVISION OF BUCHANAN INGERSOLL, P.C.



                                        Louis H. Diamond

Enclosures

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         Opinion re: Alion Science and Technology Corporation Employee
         Ownership, Savings and Investment Plan as a Tax Exempt Employee Stock Ownership Plan under the Employee Retirement Income Security Act of 1974 as amended (ERISA) and the Internal Revenue Code of 1986, as amended (the "Code").

         (Please see Exhibit 5.2 to this Registration Statement)
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                                    EXHIBIT B

                               FIRST AMENDMENT TO
                    ALION SCIENCE AND TECHNOLOGY CORPORATION
                 EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN

             (Please see Exhibit 4.2 to this Registration Statement)